UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2023

ASSET ENTITIES INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41612	88-1293236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Crescent Ct, 7th Floor, Dallas, TX	75201
(Address of principal executive offices)	(Zip Code)

(214) 459-3117
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.0001 par value per share	ASST	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2023, Brian Regli gave written notice of his resignation (the “Resignation Letter”) from the board of directors (the “Board”) of Asset Entities Inc. (the “Company”), and from the audit and compensation committees of the Board, effective May 16, 2024. Additionally, as of May 16, 2024, the independent director agreement between the Company and Mr. Regli, dated as of May 2, 2022, will be terminated. Mr. Regli’s decision to resign from the Board was not the result of any disagreement relating to the Company’s operations, policies or practices. A copy of the Resignation Letter is attached hereto as Exhibit 17.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
17.1	Resignation Letter of Brian Regli, dated as of November 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2023	ASSET ENTITIES INC.

/s/ Arshia Sarkhani
	Name:	Arshia Sarkhani
	Title:	Chief Executive Officer and President

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